Small Cap Growth Fund (2HF)

New classes
Class B
Inception March 18, 2002
Sales charge 0.00%
12b-1 fee 1.00%

Class C
Inception March 18, 2002
sales charge one-year 1.00% contingent deferred sales charge
12b-1 fee 1.00%

Class M
Inception March 18, 2002
sales charge 3.50%
12b-1 fee 0.75%